EXHIBIT 1.1

TERWIN ADVISORS LLC
Depositor

Terwin Advisors LLC, [______] [Mortgage Pass-Through Certificates]

[Mortgage-Backed Notes], Series 200[__]-[__]

[______], 200[__]

UNDERWRITING AGREEMENT

[______]

[______]

[______]

Ladies and Gentlemen:

1.

Introduction.  Terwin Advisors LLC, a Delaware limited liability company (the “Depositor”), proposes to form one or more real estate mortgage investment conduits (each, a “Trust”), which will issue, from time to time, securities entitled [______] [Mortgage Pass-Through Certificates] [Mortgage-Backed Notes] (the [“Certificates”] [“Notes”]) in one or more series (each, a “Series”).  Each [Certificate] [Notes] will evidence a fractional, undivided percentage interest or beneficial interest in a Trust.  The property of each Trust may consist primarily of pools (the “Mortgage Loan Pools”) of loans secured by mortgages on residential properties (the “Mortgage Loans”) and certain related property to be conveyed to the Trust by the Depositor (the “Trust Fund”).  The Mortgage Loans may be sold to the Depositor pursuant to a Mortgage Loan Purchase Agreement or an Assignment and Assumption Agreement, dated as set forth in the applicable Terms Agreement (as hereinafter defined) (each, a “Sale and Purchase Agreement”), between the Depositor, as purchaser, and one or more sellers (the “Sellers”).  The [Certificate] [Notes]  will be issued pursuant to a[n] [Pooling and Servicing Agreement] [Indenture] to be dated as set forth in the applicable Terms Agreement (the [“Pooling and Servicing Agreement”] [“Indenture”] and, together with this Agreement and the related Sale and Purchase Agreement, the “Agreements”), among the Depositor, the Sellers, the servicers (the “Servicers”) named in such Terms Agreement and a trustee (the “Trustee”) named in such Terms Agreement.

The [Certificate] [Notes] are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to you.  Each Series of [Certificate] [Notes] and any classes of [Certificate] [Notes] (each, a “Class”) within such Series may vary, among other things, as to number and types of Classes, aggregate principal balance or notional amount or aggregate stated principal balance, the pass-through rate with respect to each Class, the percentage interest, if any, evidenced by each Class in payments of principal and interest on, or with respect to, the Mortgage Loans included in the related Trust Fund, the stated principal balance and interest rate, if any, priority of payment among Classes, the method of credit enhancement with respect to the Mortgage Loans in the Trust Fund for such Series, the Classes of Certificates of such Series subject to this Agreement, and any other variable terms contemplated by the [Pooling and Servicing Agreement] [Indenture] and in the [Certificates] [Notes] of such Series.  The Depositor will elect to treat the related Trust Fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) under the Internal Revenue Code of 1986 (the “Code”).

Each offering of [Certificates] [Notes] will be made through you, through you and other underwriters for whom you are acting as representative, or through an underwriting syndicate managed by you.  Whenever the Depositor determines to form a Trust and to make such an offering of [Certificates] [Notes], it will enter into an agreement (the “Terms Agreement”) providing for the sale of such [Certificates] [Notes] to, and the purchase and offering thereof by, (i) you, (ii) you and such other underwriters who execute the Terms Agreement and agree thereby to become obligated to purchase [Certificates] [Notes] from the Depositor, or (iii) you and such other underwriters, if any, selected by you as have authorized you to enter into such Terms Agreement on their behalf (in each case, the “Underwriters”).  Such Terms Agreement shall specify the fractional undivided interest, principal or notional amount, or stated principal balance, of each Class of the [Certificates] [Notes] subject to this Agreement, the price at which such Certificates are to be purchased by the Underwriters from the Depositor, the aggregate amount of [Certificates] [Notes] to be purchased by each Underwriter and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such [Certificates] [Notes] are to be sold will be determined.  The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Depositor.  Each offering of [Certificates] [Notes] will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the related Underwriters.  Except as otherwise required by the context, all references herein to a Terms Agreement, Delivery Date, [Pooling and Servicing Agreement] [Indenture] and Underwriters shall refer to the Terms Agreement, Delivery Date, [Pooling and Servicing Agreement] [Indenture] and Underwriter or Underwriters, as the case may be, relating to the related offering of [Certificates] [Notes].

2.

Representations and Warranties of the Depositor.  The Depositor represents and warrants to the Underwriters as of the date hereof and as of the date of the applicable Terms Agreement, as follows:

(a)

A registration statement on Form S-3 (No. 333-[______]), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the [Certificates] [Notes] and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective.  For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time.  Such registration statement, as amended, and the prospectus and related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) relating to the sale of the [Certificates] [Notes] of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”)), including all documents incorporated therein by reference, are respectively referred to as the “Registration Statement”, the “Prospectus” and the “Prospectus Supplement”; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of [Certificates] [Notes] to which it relates.  The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b)

The Registration Statement, on the Effective Date, and the Prospectus, as of the date of the related Prospectus Supplement, conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement, at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Delivery Date (as such terms are defined in Section 3), the Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include and will not include, any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Underwriters for use in connection with the related offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.  The two immediately preceding sentences do not apply to statements or omissions from either of such documents based upon written information (including Computational Materials (as such term is defined in Section 8(b)) furnished to the Depositor by any Underwriter specifically for use therein.

(c)

The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with full power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign limited liability company in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(d)

The [Pooling and Servicing Agreement] [Indenture] and the [Certificates] [Notes] conform, or will conform as of the Delivery Date, to the description thereof contained in the Registration Statement and the Prospectus; and the [Certificates] [Notes], on the date of the Terms Agreement, will have been duly and validly authorized and, when such Certificates are duly and validly executed by the Depositor or the Trustee, authenticated by the Trustee and delivered in accordance with such [Pooling and Servicing Agreement] [Indenture] and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the [Pooling and Servicing Agreement] [Indenture].

(e)

The execution and delivery by the Depositor of this Agreement, the Terms Agreement, the [Pooling and Servicing Agreement] [Indenture], each Sale and Purchase Agreement and the [Certificates] [Notes] are within the power of the Depositor and have been, or will have been, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of formation or limited liability company agreement of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(f)

At the date thereof, the [Pooling and Servicing Agreement] [Indenture] will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(g)

All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the [Certificates] [Notes] pursuant to this Agreement, the Terms Agreement and the [Pooling and Servicing Agreement] [Indenture], has been or will be taken or obtained on or prior to the applicable Delivery Date.

(h)

At the applicable Delivery Date, each of the Mortgage Loans included in the Trust Fund will meet the criteria for selection described in the Prospectus.

(i)

Except as otherwise provided in the related Terms Agreement, certificates subject to this Agreement and offered by means of the Registration Statement will, when issued pursuant to the [Pooling and Servicing Agreement] [Indenture], be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if, and for so long as, such [Certificates] [Notes] are rated in one of the two highest rating categories assigned by at least one nationally recognized statistical rating organization.

(j)

At the date of its execution and delivery, each Sale and Purchase Agreement constituted a legal, valid and binding agreement, and as of the Delivery Date will be enforceable by the Trustee, in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization insolvency or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(k)

The characteristics of the Trust Fund will not subject the related Trust to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.

Purchase, Sale and Delivery of Certificates.  [Subject to the terms and conditions stated herein, the Depositor hereby appoints [______] as its placement agent in connection with the offering of the Offered [Certificates] [Notes] by [______] on a best efforts basis.  Such appointment shall terminate on the earlier of (i) the date on which all Offered [Certificates] [Notes] are placed and (ii) the Closing Date.  The Placement Agent shall offer the Offered [Certificates] [Notes] on a best efforts basis to third party investors.  The Depositor’s obligation to sell, and the Placement Agent’s obligation to buy the Offered [Certificates] [Notes] exists only if (a) all such Offered [Certificates] [Notes] are to be sold on the Closing Date  (i.e., an all-or-nothing offering) and (b) all of the Private [Certificates] [Notes] are to be sold on the Closing Date.]  Delivery of and payment for the Certificates to which this Agreement applies will be made at the office of [______], [______] or such other place as specified in the Terms Agreement, at such time as shall be specified in the Terms Agreement, or at such other time thereafter as set forth in the Terms Agreement, or as you and the Depositor shall agree upon, each such time being herein referred to as a “Delivery Date”.  Delivery of such [Certificates] [Notes] shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and you.  Except as otherwise provided in the related Terms Agreement, each Class of [Certificates] [Notes] of a Series sold to the Underwriters pursuant to such Terms Agreement will be represented initially by one or more [certificates] [notes] registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”) (the “DTC [Certificates] [Notes]”).  The interests of the beneficial owners of the DTC [Certificates] [Notes] will be represented by book entries on the records of DTC and participating members thereof.  Definitive certificates for the DTC [Certificates] [Notes] will be made available only under the limited circumstances specified in the [Pooling and Servicing Agreement] [Indenture].  Except as otherwise provided in the related Terms Agreement, each Class of [Certificates] [Notes] of a Series not sold to the Underwriters pursuant to such Terms Agreement will be in definitive, fully registered form, in such denominations and registered in such names as the Underwriter shall request, and will be made available at least 24 hours prior to the applicable Closing Date, for checking and packaging at the offices of the Underwriter in such amounts as determined pursuant to the Terms Agreement.

Except as otherwise provided in the related Terms Agreement, pursuant to Rule 15c6-1(d) under the Exchange Act, the Depositor and the Underwriters have agreed that the Delivery Date will not be less than five business days following the date hereof.

4.

Offering by Underwriters.  It is understood that the Underwriters propose to offer the [Certificates] [Notes] [on a best efforts basis] subject to this Agreement for sale to the public as set forth in the Prospectus.

5.

Covenants of the Depositor.  The Depositor covenants and agrees with the Underwriters participating in the applicable offering of the [Certificates] [Notes] that:

(a)

Immediately following the execution of the Terms Agreement, or at such other time as the Depositor and the Underwriter shall mutually agree, the Depositor will prepare a supplement to the Prospectus setting forth the amount of [Certificates] [Notes] covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which such [Certificates] [Notes] are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such [Certificates] [Notes] are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as you and the Depositor deem appropriate in connection with the offering of such [Certificates] [Notes], but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such [Certificates] [Notes], any amendments to the Registration Statement as in effect with respect to such [Certificates] [Notes], or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to you, or if you shall have reasonably objected thereto promptly after receipt thereof; the Depositor will, during such period, immediately advise you or your counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the [Certificates] [Notes] or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.  Subject to the Underwriters’ compliance with their obligations set forth in Section 8, the Depositor shall file with the Commission a current report on Form 8-K including any Computational Materials provided to it by the Underwriters pursuant to Section 8 no later than the date that the Prospectus Supplement is filed.

(b)

If, at any time when a Prospectus relating to the [Certificates] [Notes] is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance.

(c)

The Depositor will make generally available to the holders of the [Certificates] [Notes] (the [“Certificateholders”] [“Noteholders”]), and deliver to you, in each case as soon as practicable, an earning statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Certificates; and the Depositor will cause the Trustee to furnish or make available, within a reasonable time after the end of each calendar year, to each [Certificateholder] [Noteholders] at any time during such year, such information as the Depositor deems necessary or desirable to assist [Certificateholders] [Noteholders] in preparing their federal income tax returns.

(d)

The Depositor will furnish to you copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the [Certificates] [Notes], in each case as soon as available, but in no event later than five business days after signing the related Terms Agreement, and in such quantities as you reasonably request.

(e)

The Depositor will arrange for the qualification of the [Certificates] [Notes] for sale and the determination of their eligibility for investment under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution of the [Certificates] [Notes]; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(f)

The Depositor will, while the [Certificates] [Notes] of a Series are outstanding, furnish to you, and upon request of each other Underwriter, other information with respect to the related Trust or its financial condition or results of operations, as any Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the [Certificates] [Notes] of such Series.

(g)

The Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the Terms Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with qualification of the related Series of [Certificates] [Notes] and determination of their eligibility for investment under the laws of such jurisdictions as you may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the [Certificates] [Notes] and, to the extent previously agreed upon with you, the expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriters.

(h)

During the period when a prospectus is required by law to be delivered in connection with the sale of [Certificates] [Notes] pursuant to this Agreement, the Depositor will file, or cause the Trustee to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(i)

The Depositor will prepare, or cause to be prepared, and file, or cause to be filed, a timely election to treat each Trust REMIC as a REMIC for federal income tax purposes and will file, or cause to be filed, such tax returns and take such actions, all on a timely basis, as are required to elect and maintain such status.

6.

Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the [Certificates] [Notes] subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)

The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Prospectus Supplement shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

(b)

The Depositor shall have delivered to you a certificate of the Depositor, signed by the President or a vice president of the Depositor and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus Supplement and this Agreement and that:  (i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) the Depositor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Depositor’s knowledge, threatened.

(c)

Each Seller and each Servicer shall have delivered to you a certificate of such Seller or Servicer, signed by the President or a vice president of such Seller or Servicer and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Prospectus Supplement and that: (i) the representations and warranties of such Seller or Servicer in this Agreement or the related Sale and Purchase Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date, (ii) such Seller or Servicer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and (iii) with respect to the Seller/Servicer’s Information, as defined herein, nothing has come to the attention of the signer that would lead the signer to believe that the Prospectus Supplement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Seller/Servicer’s Information refers to sections in the Prospectus Supplement entitled “[_____________________]”

(d)

The Underwriters shall have received from counsel for the Depositor, one or more favorable opinions, dated the Closing Date, to the effect that:

(i)

The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and not withdrawn, no proceedings for that purpose have been instituted or threatened and not terminated; and the Registration Statement, as of its effective date (other than the financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder;

(ii)

To the best knowledge of such counsel, there are no material contracts, indentures or other documents of a character required to be described or referred to in the Registration Statement or the Prospectus Supplement or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

(iii)

Each of this Agreement, the [Pooling and Servicing Agreement] [Indenture] and each Sale and Purchase Agreement has been duly authorized, executed and delivered by the Depositor;

(iv)

[Pooling and Servicing Agreement] [Indenture] has been duly authorized, executed and delivered by the Depositor and constitutes a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law; and

(v)

The direction by the Depositor to the Trustee to execute, authenticate and deliver the [Certificates] [Notes] has been duly authorized by the Depositor, and the [Certificates] [Notes], when executed and authenticated in the manner contemplated in the [Pooling and Servicing Agreement] [Indenture], will be validly issued and outstanding and entitled to the benefits of the [Pooling and Servicing Agreement] [Indenture].

(vi)

The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has all corporate power and authority necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement, each Sale and Purchase Agreement and the [Pooling and Servicing Agreement] [Indenture];

(vii)

To the best knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened against or affecting the Depositor before or by any court, arbitrator, administrative agency or other governmental authority reasonably likely to be adversely determined that would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated in this Agreement, each Sale and Purchase Agreement or the [Pooling and Servicing Agreement] [Indenture];

(viii)

No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by the Depositor of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the [Certificates] [Notes]; and

(ix)

The Depositor is not in violation of its certificate of formation or limited liability company agreement or in default under any agreement, indenture or instrument the effect of which violation or default would be material to the Depositor, and neither the issuance and sale of the [Certificates] [Notes], nor the execution or delivery of or performance under this Agreement or the [Pooling and Servicing Agreement] [Indenture], nor the consummation of any other of the transactions contemplated herein or therein will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of formation or limited liability company agreement of the Depositor, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Depositor or any of its affiliates is a party or by which it or any of them is bound, or any New York or federal statute or regulation applicable to the Depositor or any of its affiliates or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor or any of its affiliates.

(x)

The statements in the Prospectus Supplement under the headings “Federal Income Tax Consequences” and “ERISA Considerations” and in the Prospectus under the headings “Material Federal Income Tax Consequences” and “ERISA Considerations”, to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

(xi)

The [Pooling and Servicing Agreement] [Indenture] is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended.

(xii)

Each REMIC as described in the [Pooling and Servicing Agreement] [Indenture] and the Prospectus Supplement will qualify as a REMIC within the meaning of Section 860D of the Code, assuming: (i) an election is made to treat the assets of such REMIC as a REMIC, (ii) compliance with the [Pooling and Servicing Agreement] [Indenture] and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder.

Such counsel shall also state that nothing has come to its attention that would lead it to believe that the Registration Statement or the Prospectus (other than the financial and statistical information or information with respect to the Mortgage Loans, the Sellers or the Servicers, as to which such counsel need not express an opinion), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

With respect to the opinions above, such counsel may: (1) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement; (2) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Depositor; (3) qualify such opinion only as to the federal laws of the United States of America, the laws of the State of New York and, the Limited Liability Company Act of the State of Delaware; and (4) to the extent necessary, rely as to the laws of states, other than those specified in clause (3), on the opinion of local counsel.  Such counsel shall also confirm that you may rely, on and as of the Closing Date, on any opinion or opinions of such counsel submitted to the rating agency or agencies rating the Offered [Certificates] [Notes] as if addressed to you and dated the Closing Date.

(e)

The Underwriters shall receive from [______] certified public accountants, letters, dated the date of the Prospectus Supplement and satisfactory in form and substance to you and your counsel, to the effect that the accountants have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement agrees with the general accounting records of the Sellers.

(f)

The Underwriters shall have received from each of [______] and [______] letters confirming the ratings set forward in the related Terms Agreement, which ratings shall not have been withdrawn.

(g)

The Underwriters shall have received from counsel for the Trustee a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the [Pooling and Servicing Agreement] [Indenture] has been duly authorized, executed and delivered by the Trustee and constitute legal, valid, binding and enforceable agreements of the Trustee, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Trustee.

(h)

The Underwriters shall have received from counsel to each Servicer a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the [Pooling and Servicing Agreement] [Indenture] has been duly authorized, executed and delivered by the Servicers and constitute legal, valid, binding and enforceable agreements of such Servicer, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Servicers.

(i)

The Underwriters shall have received from counsel to each Seller a favorable opinion, dated the Closing Date, in form and substance satisfactory to you and your counsel, to the effect that the [Pooling and Servicing Agreement] [Indenture]  and each Sale and Purchase Agreement has been duly authorized, executed and delivered by the Sellers and constitute legal, valid, binding and enforceable agreements of the Sellers, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights in general and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law, and as to such other matters as may be agreed upon by you and the Sellers.

(j)

The Underwriters shall have received such further information, certificates, documents and opinions as you may reasonably have requested not less than three business days prior to the Closing Date.

All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to you and your counsel, and you and such counsel shall have received such information, certificates and documents as you or they may have reasonably requested.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all your obligations hereunder may be canceled by you at, or at any time prior to, the Closing Date.  Notice of such cancellation shall be given to the Depositor and the Sellers in writing, or by telephone or facsimile transmission confirmed in writing.

7.

Indemnification.

(a)

The Depositor will indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Depositor by the relevant Underwriter specifically for use therein as set forth in the applicable Terms Agreement (the “Underwriter Information”).  This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b)

Each Underwriter will indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act against any losses, claims, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c)

Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise in this Section.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)

If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the Offered [Certificates] [Notes] or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject to this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

8.

Computational Materials. The Underwriters may prepare and provide to prospective investors certain Computational Materials, ABS Term Sheets or Collateral Term Sheets (collectively, the “Investor Materials”) in connection with its offering of the [Certificates] [Notes], subject to the following conditions:

(a)

The Underwriters shall comply with the requirements of the No-Action Letter of June 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated June 24, 1994 (collectively, the “Kidder/PSA Letter”), and the requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the “PSA Letter” and, together with the Kidder/PSA Letter, the “No-Action Letters”).

(b)

For purposes hereof, “Computational Materials” shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by the Underwriters.  For purposes hereof, “ABS Term Sheets” and “Collateral Term Sheets” shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by the Underwriters.

(c)

The Underwriters shall provide to the Depositor any Computational Materials, ABS Term Sheets or Collateral Term Sheets which are provided to investors no later than the date preceding the date such Computational Materials, ABS Term Sheets or Collateral Term Sheets are required to be filed pursuant to the applicable No-Action Letters.  The Underwriters may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed.

(d)

In the event that the Depositor or the Underwriters discover an error in the Computational Materials, ABS Term Sheets or Collateral Term Sheets, the Underwriters shall prepare corrected Computational Materials, ABS Term Sheets or Collateral Term Sheets and deliver it to the Depositor for filing.

9.

Default of Underwriters.  If any Underwriter or Underwriters participating in an offering of [Certificates] [Notes] default in their obligations to purchase [Certificates] [Notes] hereunder and under the Terms Agreement and the aggregate principal amount of such [Certificates] [Notes] which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the [Certificates] [Notes] set forth in such Terms Agreement, you may make arrangements satisfactory to the Depositor for the purchase of such [Certificates] [Notes] by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the [Certificates] [Notes] which they committed to purchase in accordance with the terms hereunder and under the Terms Agreement.  If any Underwriter or Underwriters so default and the aggregate principal amount of [Certificates] [Notes] with respect to which such default or defaults occur is more than 10% of the total principal amount of the [Certificates] [Notes] set forth in such Terms Agreement and arrangements satisfactory to you and the Depositor for the purchase of such [Certificates] [Notes] by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, except as provided in Section 10.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.

Termination of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the [Certificates] [Notes] on the Delivery Date shall be terminable by the Underwriters if (a) at any time on or prior to the Delivery Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in your judgment as representative of the Underwriters, impracticable to consummate the transactions contemplated herein or is such as would materially and adversely affect the marketability of or the market price for the [Certificates] [Notes] or (iv) any change or any development involving a prospective change, materially and adversely affecting (A) the Trust Fund taken as a whole or (B) the business or properties of the Depositor occurs, which, in your reasonable judgment as representative of the Underwriters, in the case of either clause (A) or (B), materially impairs the investment quality of the [Certificates] [Notes] or (b) any representation or warranty of another party shall be incorrect in any material respect.

11.

Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment of the [Certificates] [Notes].

If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the [Certificates] [Notes] by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(g), and the obligations of the Depositor and the Underwriters pursuant to Sections 7 and 8 shall remain in effect.

12.

Notices.  All communications hereunder will be in writing and, if sent to an Underwriter will be mailed, delivered or telegraphed and confirmed to you at [_______________] or if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at Three Park Avenue, 40th Floor, New York, New York 10016 ; provided, however, that any notice to an Underwriter pursuant to Section 7 or 8 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

13.

Successors.  This Agreement and the Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

14.

Representation of Underwriters.  You will act for the several Underwriters set forth in the applicable Terms Agreement in connection with the transactions described in this Agreement and such Terms Agreement, and any action taken by you under this Agreement will be binding upon all the Underwriters.

15.

Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

16.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

Very truly yours,

TERWIN ADVISORS LLC.,
as Depositor

By:

Name:

Title:

The foregoing Agreement is

hereby confirmed and accepted

as of the date first above

written.

[________________________]

as the Underwriter

By:

Name:

Title:

EXHIBIT A

TERWIN ADVISORS LLC.

(DEPOSITOR)

[_____________________] Mortgage-Backed Pass-Through Certificates]

[Mortgage-Backed Notes]

Series 200_-___

TERMS AGREEMENT

[__________, 200_]

To:	Terwin Advisors LLC, as Depositor under the [Pooling and Servicing Agreement] [Indenture] dated as of [_______ 1, 20__].

Re:	Underwriting Agreement dated [___________, 20__].

Title:	[_______________] [Mortgage Pass-Through Certificates] [Mortgage-Backed Notes] Series 200_-___, [Class A, Class P, Class X, Class C-B, Class III-B and Class D-B]

Underwriter:	[________________]

Principal Amount:	$[________] (approximate)

Pass-Through Rate:	Weighted average pass-through rate.

Certificate Rating:
Servicers:	[________________] (in such capacity, the “Servicers”).

Trustee:	[________________] (in such capacity, the “Trustee”).

Terms of Sale:

The purchase price payable by the Underwriter for the Class [__] [Certificates] [Notes] is [__]% of the aggregate principal amount thereof, plus accrued interest at the Pass-Through Rate from the date of initial issuance.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Class [__] [Certificates] [Notes] issued pursuant to the Pooling and Servicing Agreement are not subject to this Agreement.

Underwriting Commissions:

Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriter in connection with the purchase of the [Certificates] [Notes].

Public offering price and/or method of determining price at which the Underwriter will sell the [Class A][Class X][Class P][Class C-B][Class III-B] and [Class D-B] [Certificates] [Notes] is at varying prices to be determined at the time of sale in one or more negotiated transactions.

Mortgage Loans:

The mortgage loans (the “Mortgage Loans”) sold by [__________] (a “Seller”) to the Depositor pursuant to the Assignment and Assumption Agreement, dated as of [________1, 200_], between the Depositor and the Seller and conveyed by the Depositor to the Trust pursuant to the [Pooling and Servicing Agreement] [Indenture], dated as of [________1, 200_] (the [“Pooling and Servicing Agreement”] [“Indenture”]), among the Depositor, the Sellers, the Servicers and the Trustee.

Distribution Dates:	The [__] day (or, if such day is not a business day, the next succeeding business day) of each month, commencing with [__________], 20__.

Delivery Date and Location:	[______], New York Time, on or about [________, 20__], or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of [_____________].

Underwriter Information

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

[_________________________], as
the Underwriter

By:

Name:

Title:

Accepted:

TERWIN ADVISORS LLC., as Depositor

By:

Name:

Title: